                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting material pursuant to Rule 14a-11(c) or
                 Rule 14a-12
      / /        Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             ADVANCED MAGNETICS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of filing fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transactions applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transactions
                applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------
/ /        Fee paid previously with preliminary materials:
           Check box if any part of the fee is offset as provided by
/ /        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.
           (1)  Amount previously paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement no.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                            ADVANCED MAGNETICS, INC.
                                61 MOONEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02138

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 6, 2001

                            ------------------------

    The Annual Meeting of Stockholders ("Annual Meeting") of Advanced Magnetics, Inc. (the "Company") will be held at the offices of the Company, 61 Mooney Street, Cambridge, Massachusetts 02138 on Tuesday, February 6, 2001 at 10:00 a.m., local time, to consider and act upon the following matters:

1. To elect five members of the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

2. To consider and act upon the proposed 2000 Stock Plan which provides for a maximum of 1,000,000 shares of common stock, par value $0.01 per share, of the Company to be available for issuance thereunder; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on December 12, 2000 are entitled to notice of, and will be entitled to vote at, the Annual Meeting or any adjournment thereof. A list of the stockholders of record entitled to vote shall be available for inspection at the principal office of the Company for ten days prior to the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting.

                              By Order of the Board of Directors

                              MARLENE KAPLAN GOLDSTEIN,
                              SECRETARY

Cambridge, Massachusetts
December 18, 2000

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, Y0U MAY BE ELIGIBLE TO VOTE ELECTRONICALLY OR BY TELEPHONE. PLEASE REFER TO THE ENCLOSED FORM FOR INSTRUCTIONS.

                            ADVANCED MAGNETICS, INC.
                                61 MOONEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02138

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 6, 2001

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Magnetics, Inc. (the "Company") for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the offices of the Company at 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 6, 2001 and at any adjournment of the Annual Meeting.

    December 12, 2000 was the record date for the determination of stockholders entitled to vote at the Annual Meeting. On that date, there were 6,773,932 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the record date.

    At the Annual Meeting, a proposal to elect Messrs. Jerome Goldstein, Joseph Lassiter III, Michael Loberg, Edward Roberts and George Whitesides as directors and a proposal to adopt the 2000 Stock Plan of the Company will be subject to a vote of stockholders. Where a choice has been specified on the accompanying proxy card with respect to these proposals, the shares represented by the proxy will be voted in accordance with the specifications, and will be voted in favor of the proposals if no specification is indicated.

    The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company.

    The Company's Annual Report, including audited financial statements for the fiscal year ended September 30, 2000, is being mailed to the stockholders entitled to vote at the Annual Meeting along with the mailing of this proxy statement. This proxy statement and accompanying form of proxy will first be mailed to stockholders on or about December 26, 2000.

                               VOTING PROCEDURES

    The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Votes will be tabulated by American Stock Transfer and Trust Company as Transfer Agent/ Registrar of the Company.

    Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. With respect to the proposed 2000 Stock Plan (the "Plan"), the Company's By-Laws and federal tax regulations provide that the affirmative vote of a majority of shares present, in person or represented by proxy, and voting, on that mater is required for approval. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented, and voting, at the Annual Meeting is required for approval of all other matters, if any, to be submitted to stockholders at the meeting. Abstentions and broker "non-votes" are not considered to have been voted on any matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter.

    A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than August 24, 2001. The deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Company is November 7, 2001. The Company may exercise its discretionary voting authority to direct the voting of proxies on any matter submitted for a vote at the next annual meeting of stockholders if notice concerning proposal of such matter was not received prior to November 7, 2001. In order to curtail any controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

    The following table sets forth certain information, as of December 12, 2000, with respect to the beneficial ownership of the Company's Common Stock by
(i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors, (iii) the chief executive officer and each of the four other most highly compensated executive officers of the Company as of September 30, 2000 whose annual compensation exceeded $100,000 (the "Named Officers") and (iv) all directors and executive officers of the Company as a group:

                                                     NUMBER OF        PERCENTAGE OF
               NAME AND ADDRESS                        SHARES         COMMON STOCK
            OF BENEFICIAL OWNER(1)               BENEFICIALLY OWNED    OUTSTANDING
-----------------------------------------------  ------------------   -------------
Jerome Goldstein(2)(3)(4)......................         686,734             10.1%
Marlene Kaplan Goldstein(2)(3)(5)..............         657,587              9.7%
BVF Partners L.P.(6)
  227 West Monroe Street, Suite 4800
  Chicago, Illinois 60606......................         608,133              9.0%
Dimensional Fund Advisors, Inc.(7)
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401.......................         461,285              6.8%
Edward B. Roberts, Ph.D.(8)....................         102,806              1.5%
George M. Whitesides, Ph.D.(9).................          91,875              1.4%
Leonard M. Baum(10)............................          27,961                *
Joseph B. Lassiter III, Ph.D.(11)..............          19,500                *
Michael D. Loberg, Ph.D.(12)...................          19,500                *
Mark C. Roessel(13)............................          19,081                *
Paula M. Jacobs, Ph.D.(14).....................          15,560                *
Jerome M. Lewis, Ph.D.(15).....................          15,317                *
All directors and executive officers as a group
  (11 persons)(16).............................       1,015,120             14.6%

------------------------

*   Less than 1%.

(1) Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o Advanced Magnetics, Inc., 61 Mooney Street, Cambridge, Massachusetts 02138.

(2) Jerome Goldstein and Marlene Kaplan Goldstein are husband and wife, and each disclaims control or beneficial ownership of shares held by the other.

(3) Includes 49,900 shares held by the Kaplan Goldstein Family Foundation, a charitable foundation whose trustees are Jerome Goldstein, Marlene Kaplan Goldstein and their two adult children.

(4) Includes 30,312 shares issuable to Jerome Goldstein pursuant to options exercisable on or before February 10, 2001.

(5) Includes 750 shares issuable to Marlene Kaplan Goldstein pursuant to options exercisable on or before February 10, 2001.

(6) Based solely upon a Form 4 for the month of August 2000, filed with the Securities and Exchange Commission, a copy of which was provided to the Company pursuant to SEC rules, BVF Partners L.P. ("Partners") and
    BVF, Inc., an investment advisor to and general partner of Partners, are the beneficial owners of 608,133 shares. Mark N. Lampert is the sole shareholder of and sole director of BVF, Inc. Partners is the general partner of Biotechnology Value Fund, L.P. ("BVF") and Biotechnology Value Fund I, L.P. ("BVF2") both of which are investment limited partnerships.

    BVF and BVF2 disclaim beneficial ownership of shares beneficially owned by Partners on behalf of certain managed investment accounts.

(7) Based solely upon a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2000, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under the Investment Advisor's Act of 1940, is deemed to have beneficial ownership of 461,285 shares as of December 31, 1999, all of which shares are held by investment companies to which it furnishes investment advice and certain other investment vehicles for which it serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(8) Includes 26,500 shares held by Dr. Roberts as trustee for his children and 24,375 shares issuable to Dr. Roberts pursuant to options exercisable on or before February 10, 2001.

(9) Includes 24,375 shares issuable to Dr. Whitesides pursuant to options exercisable on or before February 10, 2001.

(10) Includes 23,750 shares issuable to Mr. Baum pursuant to options exercisable on or before February 10, 2001.

(11) Represents 19,500 shares issuable to Dr. Lassiter pursuant to options exercisable on or before February 10, 2001.

(12) Represents 19,500 shares issuable to Dr. Loberg pursuant to options exercisable on or before February 10, 2001.

(13) Includes 9,081 shares owned as joint tenant with right of survivorship with Mr. Roessel's spouse and 10,000 shares issuable to Mr. Roessel under options exercisable on or before February 10, 2001.

(14) Includes 980 shares held by Dr. Jacobs' spouse as custodian for the benefit of her daughter and 11,062 shares issuable to Dr. Jacobs pursuant to options exercisable on or before February 10, 2001.

(15) Includes 11,687 shares issuable to Dr. Lewis pursuant to options exercisable on or before February 10, 2001.

(16) Includes 77,380 shares held in family or charitable trusts and custodial accounts for various directors' and officers' children, 9,081 shares owned jointly with spouses of directors and officers and 188,092 shares issuable under options exercisable on or before February 10, 2001.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

    The persons named in the enclosed proxy will vote to elect as directors the five nominees named below, all of whom are now directors of the Company, unless authority to vote for the election of any or all of the directors is withheld by marking the proxy to that effect.

    Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Each of the nominees has indicated his willingness to serve, if elected, but if a nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management.

    Set forth below are the name and age of each nominee and the positions and offices held by him, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company.

    JEROME GOLDSTEIN, age 61, has been a director since 1981. He is a founder of the Company and has been Chairman of the Board of Directors, Chief Executive Officer and Treasurer since the Company's organization in November 1981.
Mr. Goldstein was President of the Company from the Company's organization in November 1981 until June 1997.

    JOSEPH B. LASSITER III, Ph.D., age 53, has been a director since 1997. He has been a Lecturer and Professor of Management Practice at the Harvard Business School since September 1996. He was the President of Wildfire
Communications, Inc., a telecommunications software company, from July 1994 to February 1996. He is a director of RSA Security, Inc.

    MICHAEL D. LOBERG, Ph.D., age 53, has been a director since 1997. He has been Chief Executive Officer of NitroMed, Inc. since September 1997. Prior to that, he served for twenty years in various senior management positions at Bristol-Myers Squibb, including President of Squibb Diagnostics, President of BMS Northern Europe and President of BMS Specialty Pharmaceuticals.

    EDWARD B. ROBERTS, Ph.D., age 65, has been a director since 1982. He has been Professor at the Sloan School at the Massachusetts Institute of Technology since 1961. He was a co-founder and the Chairman of Pugh-Roberts
Associates, Inc., a management consulting firm that is now a division of PA Consulting Group, Inc. He is also a general partner of Zero Stage Capital Management, L.P., a venture capital limited partnership. He is also a director of Sohu.com Inc., Inverness Medical Technology Inc., Pegasystems Inc., Medical Information Technology Inc. and NETsilicon, Inc.

    GEORGE M. WHITESIDES, Ph.D., age 61, has been a director since 1981. He has been a Professor of Chemistry at Harvard University since July 1982. He is a director of Dexter Corporation, a manufacturer of specialty material product and Life Technologies, Inc., a supplier of products used in life sciences research and the commercial manufacture of genetically engineered products.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors met six times during the fiscal year ended
September 30, 2000. Each director attended at least 75% of the meetings of the Board of Directors and all the Committees on which he served with the exception of George M. Whitesides who attended four meetings.

    Under the Company's by-laws, the Board of Directors may designate committees composed of members of the Board to exercise the power and authority of the Board in the management of the business and affairs of the Company, subject to limitations imposed by law. The Board of Directors has a standing Audit Committee, composed of Jerome Goldstein, Joseph B. Lassiter III, and Edward B. Roberts. The Audit Committee oversees generally the financial controls and practices of the Company and the performance and independence of its independent accountants and reviews the Company's financial statements. The Audit Committee conducted one formal meeting apart from Board of Directors meetings during the fiscal year ended September 30, 2000.

    The Board of Directors does not have standing nomination or compensation committees or committees performing similar functions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended September 30, 2000, and written representations from certain of its directors and executive officers, the Company believes that all Reporting Persons complied with all
Section 16(a) filing requirements in the fiscal year ended September 30, 2000.

AUDIT COMMITTEE REPORT

    The Audit Committee is composed of Jerome Goldstein, Joseph B. Lassiter III, and Edward B. Roberts. Neither Dr. Lassiter nor Dr. Roberts is an officer or employee of the Company, and aside from being a director of the Company, each is otherwise independent of the Company (as independence is defined in the American Stock Exchange's listing standards). Jerome Goldstein is an employee of the Company and holds the offices of Chief Executive Officer and Treasurer of the Company. After June 14, 2001, Mr. Goldstein will not be eligible to serve on the Audit Committee unless the Board of Directors, under exceptional and limited circumstances, determines that membership on the committee by Mr. Goldstein is required by the best interests of the Company and its stockholders. If Mr. Goldstein resigns from the Audit Committee, the Company anticipates adding a third independent member of the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement.

    The Audit Committee has reviewed the audited financial statements of the Company at September 30, 2000, and September 30, 1999 and for each of the three years ended September 30, 2000, and has discussed them with both management and PricewaterhouseCoopers LLP, the Company's independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with PricewaterhouseCoopers LLP that firm's independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

     Audit Committee of the Board of Directors of Advanced Magnetics, Inc.

                                Jerome Goldstein

                             Joseph B. Lassiter III

                               Edward B. Roberts

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

    The following table sets forth the annual and long-term compensation of each of the Named Officers for each of the fiscal years ended September 30, 2000, 1999 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                                    AWARDS(2)
                                                        ANNUAL          ---------------------------------
                                                   COMPENSATION(1)        SECURITIES
                                                 --------------------     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                        YEAR     SALARY($)   OPTIONS/SARS(#)   COMPENSATION($)
---------------------------                      --------   ---------   ---------------   ---------------
Jerome Goldstein...............................    2000      251,266              0              2,000(3)
Chairman of the Board of Directors,                1999      243,001         20,000             19,900(3)
Chief Executive Officer and                        1998      235,273              0             18,100(3)
Treasurer

Leonard M. Baum................................    2000      236,645              0              2,000(4)
President and Chief Operating Officer              1999      212,759         10,000              2,000(4)
                                                   1998      204,632         10,000              2,000(4)

Paula M. Jacobs, Ph.D..........................    2000      136,400              0              2,000(4)
Vice President--Development                        1999      131,073          5,000              2,000(4)
                                                   1998      126,592              0              2,000(4)

Jerome M. Lewis, Ph.D..........................    2000      130,535              0              2,000(4)
Vice President--Scientific Operations              1999      126,471          5,000              2,000(4)
                                                   1998      121,209              0              2,000(4)

Mark C. Roessel................................    2000      120,595              0              2,000(4)
Vice President--Regulatory Affairs                 1999      121,011          5,000              2,000(4)
                                                   1998      112,337              0              2,000(4)

------------------------

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2) The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during the fiscal years ended September 30, 2000, 1999 and 1998.

(3) Includes $0, $17,900 and $16,100 in premiums on a term life insurance policy related to coverage in the fiscal years ended September 30, 2000, 1999 and 1998, respectively, in the event of the death of Mr. Goldstein and his wife to a trust for the benefit of their children and $2,000 in contributions for Mr. Goldstein's benefit to the Company's 401(k) plan in each fiscal year.

(4) Represents amount contributed for the benefit of the Named Officer to the Company's 401(k) plan.

OPTION GRANTS IN THE LAST FISCAL YEAR

    No stock options or stock appreciation rights were granted to the Named Officers in the fiscal year ended September 30, 2000.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table sets forth information as to the Named Officers with respect to options to purchase the Company's Common Stock held by each Named Officer, including (i) the number of shares of Common Stock purchased upon exercise of options in fiscal 2000, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at September 30, 2000 and (iv) the value of such unexercised options at September 30, 2000:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        SEPTEMBER 30, 2000 OPTION VALUES

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/SARS AT
                           SHARES       VALUE         SEPTEMBER 30, 2000 (#)         SEPTEMBER 30, 2000 ($)(2)
                         ACQUIRED ON   REALIZED   ------------------------------   ------------------------------
NAME                     EXERCISE(#)    ($)(1)     EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                     -----------   --------   -------------   --------------   -------------   --------------
Jerome Goldstein.......        --          --        30,312           19,688               --               --
Leonard M. Baum........        --          --        23,750           16,250               --               --
Paula M. Jacobs,
  Ph.D.................     1,250       3,594        11,062            5,188               --               --
Jerome M. Lewis,
  Ph.D.................     1,250       3,594        11,687            5,063               --               --
Mark C. Roessel........     1,250       5,314        10,000            5,500               --               --

------------------------

(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Officers but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. The Named Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at September 30, 2000 ($3.75 per share as quoted on the American Stock Exchange) multiplied by the number of shares underlying the option. All options held by the Named Officers have an exercise price of greater than $3.75 per share, and, therefore, no such options are "in-the-money."

           REPORT ON EXECUTIVE COMPENSATION BY THE BOARD OF DIRECTORS

To Our Stockholders:

    The Board of Directors of the Company is responsible for establishing and administering the Company's executive compensation programs. The Company's executive compensation policies rely on regular cash salaries and significant equity incentives in the form of stock options.

    Salaries of the five highest paid executives who served the Company during the fiscal year ended September 30, 2000 are listed on the Executive Compensation Summary table found on page 7. On an annual basis, the Board reviews the salaries of its executive officers and, while it is not required to, it may in its discretion increase the salaries. The Board has typically adjusted the compensation of each of the executives by the same percentage amount. The amount of the annual increases has historically reflected the Board's subjective assessment of the salary level necessary for the Company to remain at the approximate median in compensation levels when compared to other biopharmaceutical companies of comparable size and geographical location (which together comprise a subset of the Company's Peer Group Index referred to in the Performance Graph below), and the Board's subjective judgment as to Company performance. In fiscal 2000, the Board determined the Company's performance primarily by reference to the progress of the Company's product development and marketing efforts, including the filing of an NDA for one of the Company's products with the FDA and the negotiation of a significant distribution agreement. The Board determined to grant the Named Officers the compensation disclosed in the Executive Compensation Summary table found on page 7.

    In order to align the interests of executives and other employees with stockholders and motivate them to work for the long-term growth of the Company, the Company provides significant stock option grants to its employees. Executives are typically considered every two years for stock option grants, and it is the Company's policy to weight total compensation heavily toward equity compensation through stock options. Options are generally granted at fair market value and become exercisable ratably over a four-year period. The actual number of stock options granted to executives is not determined pursuant to any formula, but rather they are awarded subjectively by the Board in its discretion.

COMPANY PERFORMANCE AND CEO COMPENSATION

    The compensation of the Chief Executive Officer has typically been adjusted annually by the same percentage as the average percentage increase for all of the Company's employees. In exercising its discretion, the Board takes into consideration, among other things, the Company's progress in achieving the goals of the Board of Directors (focusing in recent periods on the Company's product development and clinical trial progress), and the compensation packages of executive officers of comparable companies of similar size in the biopharmaceutical industry.

    As a result of the Company's performance and his individual contribution, Jerome Goldstein was awarded the amounts reflected in the Executive Compensation Summary table on page 7 in fiscal 2000.

    Members of the Board of Directors:

Leonard M. Baum                    Michael D. Loberg
Jerome Goldstein                   Edward B. Roberts
Joseph B. Lassiter III             George M. Whitesides

COMPENSATION OF DIRECTORS

    During the fiscal year ended September 30, 2000, directors received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings.

    Under the terms of the Company's 1992 Director Plan, each person who was a member of the Company's Board of Directors on November 5, 1991 (or was appointed to the Board of Directors thereafter), and who was not an employee or an officer of the Company, was automatically granted on November 5, 1991 (or the date of their appointment to the Board of Directors, if thereafter) (the "1992 Initial Grant Date") and November 5, 1996 an option to purchase 5,000 shares of the Company's Common Stock, and will receive an option to purchase an additional 5,000 shares on each successive fifth anniversary of the 1992 Initial Grant Date if he or she is then a member of the Board of Directors. The exercise price of options granted under the 1992 Director Plan is the fair market value of the Company's Common Stock on the date the option is granted (subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization). Each option granted under the 1992 Director Plan first becomes exercisable with respect to 20% of the shares subject to such option on the day preceding each annual anniversary of the date of grant, until the option is exercisable with respect to all of the shares subject thereto.

    Under the terms of the Company's 1993 Director Plan, each person who was a member of the Company's Board of Directors on November 10, 1992 (or was appointed to the Board of Directors thereafter), and who was not an employee or an officer of the Company, was automatically granted on November 10, 1992 (or the date of their appointment to the Board of Directors, if thereafter) (the "1993 Initial Grant Date") and November 10, 1998 an option to purchase 5,000 shares of the Company's Common Stock, and will receive an option to purchase an additional 5,000 shares on each successive sixth anniversary of the 1993 Initial Grant Date if he or she is then a member of the Board of Directors. The exercise price of options granted under the 1993 Director Plan is the fair market value of the Company's Common Stock on the date the option is granted (subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization). Each option granted under the 1993 Director Plan first becomes exercisable with respect to 20% of the shares subject to such option on the day preceding each annual anniversary of the date of grant, until the option is exercisable with respect to all of the shares subject thereto.

    Directors are also eligible for option grants under the terms of the Company's 1993 Stock Plan and would be eligible for grants under the proposed 2000 Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company does not have a Compensation Committee. The Board of Directors was responsible for determining compensation of executive officers of the Company. During the fiscal year ended September 30, 2000, Jerome Goldstein, the Company's Chairman of the Board of Directors, Chief Executive Officer and Treasurer, and Leonard Baum, the Company's Chief Operating Officer and President, participated in the establishment and administration of the Company's executive compensation programs. Mr. Goldstein and Mr. Baum abstained from voting with respect to decisions concerning their respective compensation as executive officers of the Company.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended September 30, 2000 with the cumulative total return on the American Stock Exchange Market Value Index and the Company's Peer Group based on SIC Code 2834 (pharmaceutical preparations). The comparisons assume $100 was invested on October 1, 1995 in the Company's Common Stock in the American Stock Exchange Market Value Index and with the Company's Peer Group and assumes reinvestment of dividends, if any.

                  COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
         ADVANCED MAGNETICS, INC., AMEX MARKET INDEX AND SIC CODE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                             9/29/95  9/30/96  9/30/97  9/30/98  9/30/99  9/30/00
Advanced Magnetics, Inc.         100    64.56     41.5    29.13    12.14    14.56
Paramaceutical Preperations      100   132.68    188.5   249.95   256.16   322.81
Amex Market Index                100   104.08   126.56   110.55   128.74   153.97

    The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source the Company believes is reliable. However, the Company is not responsible for any errors or omissions in such information.

    Neither the report of the Audit Committee, the Audit Committee Charter, the Report on Executive Compensation of the Board of Directors nor the Performance Graph following it shall be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or any filing under the Securities Exchange Act of 1934, as amended, except to the extent that any such filing specifically incorporates this information by reference, and will not otherwise be deemed filed under either Act.

                                  PROPOSAL II
                        APPROVAL OF THE 2000 STOCK PLAN

    On November 8, 2000, the Board of Directors adopted, subject to the approval of the stockholders, the Company's 2000 Stock Plan (the "2000 Plan"). The 2000 Plan provides for up to 1,000,000 shares of the Company's Common Stock to be reserved for the grant of incentive stock options to employees of the Company and the grant of non-qualified stock options, stock awards and opportunities to make direct purchases of stock in the Company to employees, directors, officers and consultants of the Company.

    The stockholders are being asked to approve the 2000 Plan because, as of December 12, 2000, only 100,925 shares remained available for grant under the Company's 1993 Stock Plan. The Company's management relies on stock options as an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees. The Board of Directors adopted the 2000 Plan in order to ensure that the Company would be able to continue to attract and retain the quality of employees, directors and officers needed to compete effectively. The Board of Directors of the Company believes that the 2000 Plan provides sufficient shares to permit the Company's management to continue to provide meaningful long-term, equity-based incentives to present and future key employees.

    While the Board of Directors is aware of and has considered the potential dilutive effect of option grants, it also recognizes the performance and motivational benefits of equity compensation and believes that the proposed increase in available options is appropriate under the circumstances. All of the Company's option grants under its 1993 Stock Plan were made at or above fair market value at the time of grant. As a result, no dilution to the Company's stockholders occurs unless and until the stock price increases, benefiting both stockholders and optionholders of the Company. Furthermore, since the Company typically grants options that become exercisable over a four year period, employees must remain with the Company in order to reap the potential benefits of their option grants.

    The Company is seeking stockholder approval of the 2000 Plan pursuant to this Proposal II in order to be able to grant "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). As described below under the heading "United States Federal Income Tax Consequences," there are several potential benefits to the Company's employees if options granted under the 2000 Plan are treated as ISOs. In addition, stockholder approval of the 2000 Plan is required in order to allow for directors and officers to be eligible to participate in the 2000 Plan.

    The affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting of Stockholders and voting will be required to approve the adoption of the 2000 Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 2000 PLAN.

    The following is a summary description of the 2000 Plan, which is qualified in its entirety by reference to the complete text of the 2000 Plan which is attached as Appendix B to this Proxy Statement.

SUMMARY OF THE 2000 PLAN

    PURPOSE. The purpose of the 2000 Plan is to encourage employees, directors and officers of the Company as well as other individuals who render services to the Company by providing opportunities to obtain stock of the Company pursuant to the 2000 Plan.

    SHARES SUBJECT TO THE 2000 PLAN. The Board of Directors has reserved a maximum of 1,000,000 shares of Common Stock for issuance under the 2000 Plan.

    ELIGIBILITY. The 2000 Plan provides for the grant of incentive stock options ("ISOs") to employees of the Company and the grant of non-qualified stock options ("NQSOs"), stock awards ("Awards") and opportunities to make direct purchases of stock in the Company ("Purchases") to employees, officers and directors of the Company, subject to stockholder approval as discussed below. ISOs, NQSOs, Awards and Purchases are sometimes collectively referred to as "Stock Rights" and ISOs and NQSOs are sometimes collectively referred to as "Options." For information concerning the United States federal income tax consequences of ISOs, NQSOs, Awards and Purchases, please see below.

    ADMINISTRATION. The 2000 Plan is to be administered by the Board of Directors. Subject to the provisions of the 2000 Plan, the Board of Directors has the authority to (i) determine to whom Options, Awards and authorizations to make Purchases shall be granted, (ii) determine the time at which Options or Awards shall be granted or Purchases made, (iii) determine the purchase price for NQSOs, Awards and Purchases, (iv) determine whether each Option granted shall be an ISO or a NQSO, (v) determine when each Option shall become exercisable and the duration of the exercise period, (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and
(vii) interpret the 2000 Plan and prescribe and rescind rules and regulations relating to it. The Board of Directors may delegate its authority to a committee.

    OPTION PRICE AND DURATION. The exercise price per share for each ISO and NQSO granted under the 2000 Plan may be set at the direction of the Board of Directors, but, under current federal income tax laws, may not be less than the fair market value per share of Common Stock on the date of such grant in the case of an ISO. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, under current federal income tax laws, the price per share for such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. Under current federal income tax laws, the aggregate fair market value (determined at the time of grant) of the shares of Common Stock subject to ISOs granted to an employee and which first become exercisable during any calendar year cannot exceed $100,000; any portion of an ISO grant that exceeds such $100,000 limit will be treated for tax purposes as a NQSO. Each Option expires on the date specified by the Board of Directors, but, under current federal income tax laws, not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

    EXERCISABILITY OF SHARES. The vesting schedule of all Options, Awards and Purchases shall be determined by the Board of Directors. An Option shall be exercisable in whole or in part by giving written notice to the Company, stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full for such shares.

    AMENDMENT AND TERMINATION. The Board of Directors may from time to time adopt amendments, certain of which are subject to stockholder approval, and may terminate the 2000 Plan at any time. Any shares subject to an Option which for any reason expires or terminates unexercised may again be available for future grants under the 2000 Plan. No Options may be granted under the 2000 Plan after November 7, 2010.

    UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. The following discussion summarizes certain United States federal income tax considerations for persons receiving Stock Rights under the 2000 Plan and certain tax effects on the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, this summary is not intended to be a complete discussion of all the United States federal income tax consequences of these plans.

    Incentive Stock Options:

    1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and the Company is not entitled to a federal income tax deduction upon either grant or exercise of an ISO.

    2.  If shares acquired upon exercise of an ISO are not disposed of within
       (i) two years from the date the ISO was granted and (ii) one year from the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

    3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

    4. In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding federal income tax deduction.

    5. The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and
       (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

    6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year

    7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

    8. In addition to the tax consequences described above, the exercise of ISOs may result in an "alternative minimum tax" under the Code. The Code provides that an "alternative minimum tax" will be applied against a taxable base which is equal to "alternative minimum taxable income," generally reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

    9. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

    Non-Qualified Options:

    1. The optionee generally does not recognize any taxable income upon the grant of a NQSO, and the Company is not entitled to a federal income tax deduction by reason of such grant.

    2. The optionee generally will recognize ordinary income at the time of exercise of a NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

    3. When the optionee sells the shares acquired upon exercise of a NQSO, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

    4. The Company generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee.

    5. An optionee may be entitled to exercise a NQSO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a NQSO in such fashion, special rules will apply.

    6. Special rules apply if the shares acquired upon the exercise of an NQSO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

    Awards and Purchases:

    1. Under current federal income tax law, persons receiving Common Stock pursuant to an Award or Purchase generally will recognize ordinary income equal to the fair market value of the shares received, in the case of an Award, or the excess of the fair market value of the shares (determined on the date of purchase) over the purchase price, in the case of an authorization to Purchase. The Company generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gains or loss.

    2. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

    OPTION INFORMATION. As of December 12, 2000, the Company had approximately 24 employees with outstanding option grants under its 1993 Plan and the Company's 1983 Plan, which expired in 1993 (the "Existing Plans").

    STOCK OPTIONS GRANTED UNDER THE 1993 PLAN SINCE ITS INCEPTION

    The following table sets forth as of December 12, 2000, all options granted under the 1993 Plan since its inception to (i) the Named Officers, (ii) each nominee for election as a director, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group,
(v) all employees, excluding executive officers as a group, and (vi) each person who has received five percent or greater of the options granted under the 1993 Plan.

NAME AND PRINCIPAL POSITION                                   NUMBER OF OPTIONS
---------------------------                                   -----------------
Jerome Goldstein(l)
  Chief Executive Officer, Treasurer, Chairman and
  Director..................................................        50,000
Leonard M. Baum(1)
  President, Chief Operating Officer and Director...........        40,000
Paula M. Jacobs, Ph.D.
  Vice President--Development...............................        24,750
Mark Roessel
  Vice President--Regulatory Affairs........................        24,750
Jerome M. Lewis, Ph.D.
  Senior Vice President--Scientific Operations..............        23,750
George M. Whitesides, Ph.D.
  Director..................................................        25,000
Edward B. Roberts, Ph.D.
  Director..................................................        25,000
Joseph B. Lassiter III, Ph.D.
  Director..................................................        20,000
Michael D. Loberg, Ph.D.
  Director..................................................        20,000
All Current Executive Officers as a Group (7) Persons.......       229,250
All Current Directors who are not Executive Officers as a
  Group (4) Persons.........................................        90,000
All Employees who are not Executive Officers as a Group.....       476,325

------------------------

    (l) Persons who have received five percent or greater of options granted under the 1993 Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, as the Company's independent accountants for the 2001 fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent accountants since the Company's inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                           EXPENSES AND SOLICITATION

    All costs of solicitation of proxies will be borne by the Company. In addition, the Company has retained Corporate Investor Communications, Inc. ("CIC") to act as a proxy solicitor in connection with the Annual Meeting. The Company has agreed to pay approximately $10,000, plus reasonable out of pocket expenses, to CIC for proxy solicitation services. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

                                          By Order of the Board of Directors
                                          MARLENE KAPLAN GOLDSTEIN,
                                          SECRETARY

    THE BOARD OF DIRECTORS WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES BY PROVIDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY REVOKING THEIR PRIOR PROXY.

                                                                      APPENDIX A

                            ADVANCED MAGNETICS, INC.
                            Audit Committee Charter
                ADOPTED BY THE BOARD OF DIRECTORS ON MAY 2, 2000

A. PURPOSE AND SCOPE

    The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's stockholders or to the general public, and
(ii) the Corporation's internal financial and accounting controls.

B. COMPOSITION

    The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of the American Stock Exchange, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment as a member of the Committee.

    All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

    The Board of Directors may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board of Directors, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its stockholders. The Board of Directors shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

    The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Committee shall:

DOCUMENT REVIEW

1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2. Review with representatives of management and representatives of the Corporation's independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be included in the Corporation's Annual Report on Form 10-K. The Committee shall also review the

    Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

3. Take steps designed to insure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

INDEPENDENT ACCOUNTING FIRM

4. Recommend to the Board of Directors the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for stockholder approval in any proxy statement).

5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

7. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

8. Evaluate the performance of the independent accounting firm and recommend to the Board of Directors any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

FINANCIAL REPORTING PROCESSES

9. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

COMPLIANCE

10. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

REPORTING

11. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                                                                      APPENDIX B

                            ADVANCED MAGNETICS, INC.

                                  2000 STOCK PLAN

1.  PURPOSE AND ELIGIBILITY

    The purpose of this 2000 Stock Plan (the "PLAN") of Advanced
Magnetics, Inc. (the "COMPANY") is to provide stock options and other equity interests in the Company (each an "AWARD") to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a "PARTICIPANT." Additional definitions are contained in Section 8.

2.  ADMINISTRATION

    (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "BOARD"). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

    (b) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "COMMITTEE"). All references in the Plan to the "BOARD" shall mean such Committee or the Board.

    (c) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine; PROVIDED THAT the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.  STOCK AVAILABLE FOR AWARDS

    (a) NUMBER OF SHARES. Subject to adjustment under Section 3(c), the aggregate number of shares of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK") that may be issued pursuant to the Plan is 1,000,000 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; PROVIDED, HOWEVER, that the cumulative number of such shares that may be so reissued under the Plan will not exceed 1,000,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 500,000 shares of Common Stock.

    (c) ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event,
       (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 7(e)(i) applies for any event, this Section 3(c) shall not be applicable.

4.  STOCK OPTIONS

    (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "OPTION") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

    (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "INCENTIVE STOCK OPTION") shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "NONQUALIFIED STOCK OPTION".

    (c) EXERCISE PRICE. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement.

    (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

    (e) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

    (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

        (i) by check payable to the order of the Company;

        (ii) except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

       (iii) to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement),
             (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or
             (z) payment of such other lawful consideration as the Board may determine.

5.  RESTRICTED STOCK

    (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "RESTRICTED STOCK AWARD").

    (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "DESIGNATED BENEFICIARY"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

6.  OTHER STOCK-BASED AWARDS

    The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7.  GENERAL PROVISIONS APPLICABLE TO AWARDS

    (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

    (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan; PROVIDED THAT such terms and conditions do not contravene the provisions of the Plan.

    (c) BOARD DISCRETION. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

    (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

    (e) ACQUISITION OF THE COMPANY

        (i) CONSEQUENCES OF AN ACQUISITION. Unless otherwise expressly provided in the applicable Option or Award, upon the occurrence of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the "BOARD"), shall, as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, upon written notice to the affected optionees, provide that one or more Options then outstanding shall become immediately exercisable in full and that such Options must be exercised within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or provide that one or more Options then outstanding shall become immediately exercisable in full and shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such Options over the exercise price thereof.

    An "ACQUISITION" shall mean: (x) the sale of the Company by merger in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

        (ii) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

       (iii) POOLING-OF INTERESTS-ACCOUNTING. If the Company proposes to engage in an Acquisition intended to be accounted for as a pooling-of-interests, and in the event that the provisions of this Plan or of any Award hereunder, or any actions of the Board taken in connection with such Acquisition, are determined by the Company's or the acquiring company's independent public accountants to cause such Acquisition to fail to be accounted for as a pooling-of-interests, then such provisions or actions shall be amended or rescinded by the Board, without the consent of any Participant, to be consistent with pooling-of-interests accounting treatment for such Acquisition.

        (iv) PARACHUTE AWARDS. Notwithstanding the provisions of
             Section 7(e)(i), if, in connection with an Acquisition described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the "PARACHUTE AWARDS"); PROVIDED, HOWEVER, that if the "AGGREGATE PRESENT VALUE" of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Acquisition, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the "AGGREGATE PRESENT VALUE" of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 7(e)(iv) shall be made by the Company.

    (f) WITHHOLDING. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

    (g) AMENDMENT OF AWARDS. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonqualified Stock Option; PROVIDED THAT, except as otherwise provided in
       Section 7(e)(iii), the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

    (h) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until
       (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

    (i) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

8.  MISCELLANEOUS

    (a) DEFINITIONS.

        (i) "COMPANY" for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Advanced
            Magnetics, Inc., as defined in Section 424(f) of the Code (a "SUBSIDIARY"), and any present or future parent corporation of Advanced Magnetics, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term "COMPANY" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

        (ii) "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

       (iii) "EMPLOYEE" for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

    (b) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

    (c) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

    (d) EFFECTIVE DATE AND TERM OF PLAN. Subject to the approval of the stockholders of the Company, the Plan shall be effective as of the date on which it was adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

    (e) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

    (f) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

                                          Adopted by the Board of Directors on
                                             November 8, 2000, subject to
                                             Stockholder approval

                                          Approved by the Stockholders on

              ------------------------------------------------------------------

                            ADVANCED MAGNETICS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD FEBRUARY 6, 2001

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
R
O
X
Y

         The undersigned, revoking all prior proxies, hereby appoint(s) Jerome Goldstein and Edward B. Roberts, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Advanced Magnetics, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 6, 2001 at 10:00 a.m., local time, and at any adjournment thereof.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE COMPANY'S 2000 STOCK PLAN AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                        SIDE

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. Election of Directors - To elect five members to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.


         For All Nominees listed at right        Withhold Authority*      NOMINEES:
                    / /                              / /                  JEROME GOLDSTEIN
                                                                          JOSEPH B. LASSITER III
                                                                          MICHAEL D. LOBERG
                                                                          EDWARD B. ROBERTS
                                                                          GEORGE M. WHITESIDES

-------------------------------------------------------------------------------

*Instruction: To withhold authority to vote for one or more of the nominees listed at right, mark the "Withhold Authority" box and write the nominee(s) name(s) in the space provided above.

2.       To approve the Company's 2000 Stock Plan.


                    For                         Against                      Abstain
                    / /                           / /                          / /

3.       To transact such other business as may properly come before the Annual
         Meeting.

        / / Mark here if you plan to attend the Annual Meeting.

        / / Mark here for address change and note at left

        -------------------------------

Sign as name appears. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give title. A corporation or partnership must sign its name by authorized person.

Signature:                            Date:
           -------------------------        ----------------

Signature:                            Date:
           -------------------------        ----------------